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                                                                    Exhibit 3(2)

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            STRATOSPHERE CORPORATION,
                             A DELAWARE CORPORATION



                                  INTRODUCTION

     The United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") in Case Nos. 97-20554-GWZ and 97-20555-GWZ has confirmed a plan of reorganization (the "Plan") for Stratosphere Corporation (the "Corporation") pursuant to Chapter 11 of Title 11 of the United States Code. Pursuant to the Plan and Section 303 of the Delaware General Corporation Law, the Bylaws are being amended and restated as set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.


                                    ARTICLE I

                                OFFICES AND BOOKS

     Section 1.1 Offices. The registered office shall be in the City of Wilmington, County of Newcastle, State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 1.2 Books and Records. The books and records of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

     Section 2.1 Annual Meetings. An annual meeting of the shareholders of the Corporation shall be held on the second Thursday of June or such other time and place as shall be designated by the Board of Directors and stated in the notice of the meeting as set forth in Section 2.4 hereto for the purpose of electing directors of the Corporation to serve during the ensuing year and for the transaction of such other business as may properly come before the meeting. If the election of the directors is not held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the President or the Chief Executive Officer shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     Section 2.2 Special Meetings.

         a) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, President or Chief Executive Officer and shall be called by the Board

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of Directors, the Chairman of the Board, President, Chief Executive Officer or
the Secretary at the written request of any two directors of the Corporation or the holders of not less than fifteen percent (15%) of the voting power of any class of the Corporation's stock entitled to vote for the election of directors or for the matters relating to the purposes for which such meeting is being called. Such request shall state the purpose or purposes of the proposed meeting.

         b) No business shall be acted upon at a special meeting except as set forth in the notice calling the meeting, unless one of the conditions for the holding of a meeting without notice set forth in Section 2.5 shall be satisfied, in which case any business may be transacted and the meeting shall be valid for all purposes.

     Section 2.3 Place of Meetings. Any meeting of the shareholders of the Corporation may be held at its registered office in the State of Delaware or at such other place in or out of the United States as the Board of Directors may designate or, in the case of a meeting requested by the Corporation's shareholders in accordance with Section 2.2 hereof, as may be designated by an instrument in writing signed by the holders of not less than fifteen percent (15%) of the Corporation's outstanding stock entitled to vote for the election of directors or for the matters relating to the purposes for which such meeting is called.

     Section 2.4 Notice of Meetings.

         a) The Chairman of the Board, President, Chief Executive Officer, the Secretary, an Assistant Secretary or any other individual designated by the Board of Directors shall deliver written notice of any meeting at least ten (10) days, but not more than sixty (60) days, before the date of such meeting, except as otherwise provided herein or by law. The notice shall state the place, date and time of the meeting and the purpose or purposes for which the meeting is called.

         b) In the case of an annual meeting, any proper business may be presented for action, except that action on any of the following items shall be taken only if the general nature of the proposal is stated in the notice:

                  i) Action with respect to any contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any corporation, firm or association in which one or more of the Corporation's directors or officers is a director or officer or is financially interested (including any Restricted Transaction (as such term is defined in the Certificate of Incorporation (as defined below));


                  ii) Adoption of amendments to the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"); or

                  iii) Action with respect to a merger, share exchange, reorganization, consolidation, partial or complete liquidation or dissolution of the Corporation.


         c) A copy of the notice shall be personally delivered or mailed postage prepaid to each shareholder of record entitled to vote at the meeting at the address appearing on the records



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of the Corporation, and the notice shall be deemed delivered the date the same is deposited in the United States mail for transmission to such shareholder. If the address of any shareholder does not appear upon the records of the Corporation, it will be sufficient to address any notice to such shareholder at the registered office of the Corporation.


         d) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation setting forth the substance of the notice or having a copy thereof attached, the date the notice was mailed or personally delivered to the shareholder and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice.


         e) Any shareholder may waive notice of any meeting by a signed writing, either before or after the meeting.

    Section 2.5 Meetings Without Notice.

         a) Whenever all persons entitled to vote at any meeting consent, either by:

                  i) A writing on the records of the meeting or filed with the secretary;

                  ii) Presence at such meeting and oral consent entered on the minutes; or

                  iii) Taking part in the deliberations at such meeting without objection;

all actions taken at such meeting shall be as valid as if they had been taken at a meeting duly called, noticed and held.

         b) At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

         c) If any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

         d) Such consent or approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

    Section 2.6 Determination of Shareholders of Record.

         a) For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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         b) If no record date is fixed, the record date for determining shareholders: (i) entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and (iii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    Section 2.7 Quorum; Adjourned Meeting.

         a) Unless the Certificate of Incorporation or these Bylaws provide for a different proportion, shareholders holding at least a majority of the voting power of the Corporation's stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes is required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, at least a majority of the voting power within each such class is necessary to constitute a quorum of each such class, unless the Certificate of Incorporation provides for a different proportion.

         b) If a quorum is not represented, a majority of the voting power so represented may adjourn the meeting from time to time until holders of the voting power required to constitute a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a shareholders' meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum of the voting power.

    Section 2.8 Voting.

         a) Unless otherwise provided in the Certificate of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation, each shareholder of record, or such shareholder's duly authorized proxy or attorney-in-fact, shall be entitled to one (1) vote for each share of stock entitled to vote on such matter standing registered in such shareholder's name on the record date.

         b) Except as otherwise provided herein, all votes with respect to shares standing in the name of an individual on the record date (including pledged shares) shall be cast only by that individual or such individual's duly authorized proxy, attorney-in-fact or voting trustee(s) pursuant to a voting trust. With respect to shares held by a representative of the estate of a deceased shareholder, guardian, conservator, custodian or trustee, votes may be cast by such holder upon proof of capacity, even though the shares do not stand in the name of such holder. In the case of shares under the control of a receiver, the receiver may cast votes carried by such


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shares even though the shares do not stand in the name of the receiver;
provided, however, that the order of the court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand in the name of a minor, votes may be cast only by the duly appointed guardian of the estate of such minor if such guardian has provided the Corporation with written proof of such appointment.

         c) With respect to shares standing in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including the officer making the authorization) authorized in writing to do so by the chairman of the board of directors, president or any vice-president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such shareholder upon presentation to the Corporation of satisfactory evidence of his authority to do so.

         d) Notwithstanding anything to the contrary herein contained, no votes may be cast for shares owned by this Corporation or its subsidiaries, if any. If shares are held by this Corporation or its subsidiaries, if any, in a fiduciary capacity, no votes shall be cast with respect thereto on any matter except to the extent that the beneficial owner thereof possesses and exercises either a right to vote or to give the Corporation holding the same binding instructions on how to vote.

         e) Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

         f) With respect to shares standing in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

                  i) If only one person casts votes, the vote of such person binds all.

                  ii) If more than one person casts votes, the act of the majority so voting binds all.

                  iii) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split; provided, however, that fractional shares resulting from a split vote shall not be considered as part of the vote.

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         g) If a quorum is present, unless the Certificate of Incorporation or these Bylaws provide for a different proportion, the affirmative vote of holders of at least a majority of the voting power represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless voting by classes is required for any action of the shareholders by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, in which case the affirmative vote of holders of a least a majority of the voting power of each such class shall be required.

     Section 2.9 Proxies. At any meeting of shareholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Delaware, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed three (3) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Delaware.

     Section 2.10 Order of Business. At the annual shareholders' meeting, the regular order of business shall be as follows:


         a) Determination of shareholders present and existence of a quorum, in person or by proxy;

         b) Reading and approval of the minutes of the previous meeting or meetings;

         c) Reports of the Board of Directors, and, if any, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary of the Corporation;

         d) Reports of committees;

         e) Election of directors;

         f) Unfinished business;

         g) New business;

         h) Adjournment.

     Section 2.11 Absentees' Consent to Meeting. Transactions of any meeting of the shareholders are as valid as though had at a meeting duly held after regular call and notice if a quorum is represented, either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not represented in person or by proxy (and those who, although present, either object at the beginning of the meeting to the transaction of any business because the meeting has not been lawfully called or convened or expressly object at the meeting to the consideration of matters not included in the notice which are legally required to be included therein), signs a written waiver of notice and/or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the

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corporate records and made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not properly included in the notice if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice or consent, except as otherwise provided in Sections 2.2(a) and 2.4(b) of these Bylaws.

     Section 2.12 Telephonic Meeting. Shareholders may participate in a meeting of the shareholders by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.12 constitutes presence in person at the meeting.

     Section 2.13 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent thereto is signed by the holders of the greater of (i) eighty percent (80%) of the voting power of the shares of stock of the Corporation that are entitled to vote on the matter at issue or (ii) the voting power of the shares of stock of the Corporation that would be required at a meeting to constitute the act of the shareholders with respect to the matter at issue. Whenever action is taken by written consent, a meeting of shareholders need not be called or notice given. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the shareholders. Such action shall be deemed effective on the date when the signatures of holders of the requisite number of shares approving the matter have been obtained.

     Section 2.14 Shareholder Proposals. At the annual meeting of shareholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before such annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section
2.14 of these Bylaws. For a proposal to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the registered office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, without regard to any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or mailed and received, as specified above, not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the names and addresses, as they appear on the Corporation's books, of the shareholder(s) proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are

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beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholder known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (iv) any financial interest of the shareholder in such proposal.

     If the presiding officer of the annual meeting determines that a shareholder proposal was not made in accordance with terms of this Section, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     This Section shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.


                                   ARTICLE III

                                    DIRECTORS


     Section 3.1 Number, Tenure and Qualifications. The authorized number of directors of the Corporation shall be the number fixed in accordance with
Section 3.2 hereof. Except as provided in the Certificate of Incorporation, all directors shall hold office until the first annual meeting of shareholders (or the first special meeting of shareholders at which the entire Board of Directors is to be elected) following his or her election or appointment to the Board of Directors and until his or her successor or successors are elected and qualify, subject to approval of the "Gaming Authorities."

     Section 3.2 Change In Number. Subject to any limitations in the laws of the State of Delaware, the Plan, the Certificate of Incorporation or these Bylaws, the authorized number of directors of the Corporation may be fixed from time to time by resolution of the Board of Directors, without the need to amend these Bylaws or the Certificate of Incorporation.

     Section 3.3 Reduction In Number. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

     Section 3.4 Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or in the absence of all of them, any other officer, unless the notice specifies a later time for effectiveness of such resignation. Except as provided in the Certificate of Incorporation, a majority of the remaining directors, though less than a quorum, may appoint a successor to take office when the resignation becomes effective, each director so appointed to hold office during the remainder of the term of office of the resigning director.

     Section 3.5 Removal. Except as provided in the Certificate of Incorporation, any director may be removed from office, with or without cause, by the vote or written consent of shareholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote for the election of directors.

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     Section 3.6 Vacancies.

         a) Except as provided in the Certificate of Incorporation, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by shareholders having a majority of the voting power entitled to vote for election of directors.

         b) Subject to the provisions of Subsection (c) below, (i) in the case of the replacement of a director, the appointed director shall hold office during the remainder of the term of office of the replaced director, and (ii) in the case of an increase in the number of directors, the appointed or elected director shall hold office until the next meeting of shareholders at which directors are elected.

         c) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of fifteen percent (15%) or more of the total voting power entitled to vote for the election of directors may call a special meeting of the shareholders to elect the entire Board of Directors.

     Section 3.7 Annual and Regular Meetings. Immediately following the adjournment of, and at the same place as the annual or any special meeting of the shareholders at which directors are elected other than pursuant to Section 3.6, the Board of Directors, including directors newly elected, shall hold its annual meeting without notice, other than this provision, to elect officers and to transact such further business as may be necessary or appropriate. The Board of Directors may provide by resolution the place, date and hour for holding regular meetings between annual meetings.

     Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or Chief Executive Officer and shall be called by the Chairman of the Board, Chief Executive Officer or Secretary upon the request of any two (2) directors. If the Chairman of the Board, Chief Executive Officer and Secretary refuse or neglect to call such special meeting, a special meeting may be called by notice signed by any two (2) directors.


     Section 3.9 Place of Meetings. Any regular or special meeting of the directors of the Corporation may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

     Section 3.10 Notice of Meetings. Except as otherwise provided in Section 3.7, there shall be delivered to all directors, at least forty-eight (48) hours before the time of such meeting, a copy of a written notice of any meeting by delivery of such notice personally, by mailing such notice postage prepaid or by telegram or facsimile. Such notice shall be addressed in the manner provided for notice to shareholders in Section 2.4(c). If mailed, the notice shall be deemed delivered four (4) business days following the date the same is deposited in the United States mail, postage prepaid. Any director may waive notice of any meeting, and the attendance of a director

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at a meeting and oral consent entered on the minutes of the meeting or taking part in deliberations of the meeting without objection shall constitute a waiver of notice of such meeting. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting is not properly called or convened shall not constitute presence nor a waiver of notice for purposes hereof.

     Section 3.11 Quorum; Adjourned Meetings.

         a) A majority of the total number of directors, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

         b) At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 3.12 Board of Directors' Decisions. Subject to the Certificate of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

     Section 3.13 Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar method of communication by which all persons participating in such meeting can hear each other. Participation in a meeting pursuant to this Section
3.13 constitutes presence in person at the meeting.

     Section 3.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee. The written consent may be signed in counterparts and must be filed with the minutes of the proceedings of the Board of Directors or committee.


     Section 3.15 Powers and Duties.

         a) Except as otherwise restricted in the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, the Board of Directors has full control over the affairs of the Corporation. Except as otherwise restricted in the laws of the State of Delaware, the Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate and upon such terms as may be deemed fit.

         b) The Board of Directors may present to the shareholders at annual meetings of the shareholders, and when called for by a majority vote of the shareholders at an annual meeting or a special meeting of the shareholders shall so present, a full and clear report of the condition of the Corporation.


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         c) The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the shareholders or any special meeting properly called for the purpose of considering any such contract or act, provided a quorum is present.

     Section 3.16 Committees of Directors.

         a) The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         c) Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

     Section 3.17 Compensation. The directors and members of committees shall be allowed and paid all necessary expenses incurred in attending any meetings of the Board of Directors or committees. Directors shall also receive reasonable compensation for their services as directors, in such amounts and at such times as may be determined by the Board of Directors from time to time.

     Section 3.18 Order of Business. The order of business at any meeting of the Board of Directors shall be as follows:

         a) Determination of members present and existence of quorum;

         b) Reading and approval of the minutes of any previous meeting or meetings;

         c) Reports of officers and committee members;

         d) Election of officers (annual meeting);

         e) Unfinished business;

         f) New business;

         g) Adjournment.


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                                   ARTICLE IV

                                    OFFICERS

     Section 4.1 Election. The Board of Directors, at its annual meeting, shall elect the officers of the Corporation, which shall include a Chairman of the Board, Chief Executive Officer, President/Chief Operating Officer, Vice President, Secretary and Chief Financial Officer/Treasurer to hold office for a term of one (1) year or until their successors are chosen and qualify. The Board of Directors may, from time to time, by resolution, elect one or more additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and appoint agents of the Corporation, prescribe their duties and fix their compensation. Any number of offices may be held by the same person unless the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws otherwise provide.

     Section 4.2 Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by it with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

     Section 4.3 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

     Section 4.4 Chairman of the Board. A Chairman of the Board of Directors shall be elected by the Board of Directors. He or she shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall keep in close touch with the administration of the affairs of the Corporation and supervise its general policies. The Chairman of the Board shall also exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

     Section 4.5 Chief Executive Officer. The Chief Executive Officer shall be in general charge of the business affairs of the Corporation and, subject to the control of the Board of Directors, shall have general and active management of the business of the Corporation. He or she shall be authorized, with the Secretary, or such other officer as he or she may designate, or with no other officer or officers, to negotiate, execute and deliver such agreements or other documents or instruments as he or she may deem necessary or appropriate for the business of the Corporation. He or she shall execute certificates for shares of the Corporation, deeds, bonds, mortgages and other contracts requiring a seal or executed under the seal of the Corporation, or which the Board of Directors has authorized to be executed by the Chief Executive Officer pursuant to these Bylaws or by a resolution, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.


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




     Section 4.6 President and Chief Operating Officer. The President and Chief Operating Officer shall assist the Chief Executive Officer in the performance of his or her duties in the day-to-day operations and management of the business affairs of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 4.7 Vice President. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

     Section 4.9 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 4.10 Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

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





     If required by the Board of Directors, the Chief Financial Officer/Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 4.11 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Chief Financial Officer/Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer/Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     If required by the Board of Directors, the Assistant Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 4.12 Compensation. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

     Section 5.1 Issuance. Shares of the Corporation's authorized stock shall, subject to any provisions or limitations of the laws of the State of Delaware, the Certificate of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

     Section 5.2 Certificates. Ownership in the Corporation shall be evidenced by certificates for shares of stock in such form as shall be prescribed by the Board of Directors, shall be under the seal of the Corporation and shall be manually signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and also by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; provided, however, whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of said officers of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers on its stock certificates, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities


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



countersigns any stock certificates in both capacities. Each certificate shall contain the name of the record holder, the number, designation, if any, class or series of shares represented, a statement or summary of any applicable rights, preferences, privileges or restrictions thereon, and a statement, if applicable, that the shares are assessable. All certificates shall be consecutively numbered. The name, address and federal tax identification number of the shareholder (if provided by the shareholder), the number of shares and the date of issue shall be entered in the stock transfer records of the Corporation.


     Section 5.3 Surrendered, Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing shares of treasury stock, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any shareholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the current market value of the stock, and upon such terms as the Treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

     Section 5.4 Replacement Certificate. When the Certificate of Incorporation is amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, following the merger of the Corporation with another corporation or the reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of shareholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.


     Section 5.5 Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of the certificates therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation.

     Section 5.6 Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signatures of such transfer agent, transfer clerk and/or registrar of transfer.

     Section 5.7 Stock Transfer Records. The stock transfer records shall be closed for a period of at least ten (10) days prior to all meetings of the shareholders and shall be closed for the payment of distributions as provided in
Article VI hereof and during such periods as, from time to time, may be fixed by the Board of Directors, and, during such periods, no stock shall be transferable for purposes of Article VI and no voting rights shall be deemed transferred during such periods. Subject to the foregoing limitations, nothing contained herein shall cause transfers during such periods to be void or voidable.

     Section 5.8 Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation's stock.


                                   ARTICLE VI

                                  DISTRIBUTIONS

     Distributions may be declared, subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation, by the Board of Directors at any regular or special meeting and may be paid in cash, property or shares of corporate stock or any other medium. The Board of Directors may fix in advance a record date, as provided in Section 2.6, prior to the distribution for the purpose of determining shareholders entitled to receive any distribution. The Board of Directors may close the stock transfer books for such purpose for a period of not more than ten (10) days prior to the date of such distribution.


                                   ARTICLE VII

                  RECORDS; REPORTS; SEAL; AND FINANCIAL MATTERS

     Section 7.1 Records. All original records of the Corporation shall be kept by or under the direction of the Secretary or at such places as may be prescribed by the Board of Directors.

     Section 7.2 Directors' and Officers' Right of Inspection. Every director and officer shall have the absolute right at any reasonable time for a purpose reasonably related to the exercise of such individual's duties to inspect and copy all of the Corporation's books, records and documents of every kind and to inspect the physical properties of the Corporation and/or its subsidiary corporations. Such inspection may be made in person or by agent or attorney.

     Section 7.3 Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except when otherwise specifically provided herein, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

     Section 7.4 Fiscal Year End. The fiscal year end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

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




     Section 7.5 Reserves. The Board of Directors may create, by resolution, such reserves in accordance with generally accepted accounting principles, consistently applied, as the directors may, from time to time, in their discretion, think proper to provide for contingencies, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors may deem beneficial to the Corporation, and the directors may modify or abolish any such reserves in the manner in which they were created.


                                  ARTICLE VIII

                      INDEMNIFICATION OF CORPORATE AGENTS;
                         PURCHASE OF LIABILITY INSURANCE


     Section 8.1 Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

         a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses, including attorneys' fees and costs, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

         b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees and costs, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses, including attorneys' fees and costs, actually and reasonably incurred by him or her in connection with the defense.

         d) Any indemnification under subsection (a) or (b), unless ordered by a court or advanced pursuant to subsection (e), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present of former director, officer, employee or agent is proper in the circumstances. The determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by the shareholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to an action, suit or proceeding, even though less than a quorum; or (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion.

         e) The expenses (including attorneys' fees) of officers and directors incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this subsection (e) do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VIII (i) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, the Bylaws, or any agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, and (ii) continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

         g) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses. The other financial arrangements made by the Corporation may include any now or hereafter permitted by applicable law.

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




         h) In the event that the laws of the State of Delaware shall hereafter permit or authorize indemnification by the Corporation of the directors, officers, employees or agents of the Corporation for any reason or purpose or in any manner not otherwise provided for in this Article VIII, then such directors, officers, employees and agents shall be entitled to such indemnification by making written demand therefor upon the Corporation, it being the intention of this Article VIII at all times to provide the most comprehensive indemnification coverage to the Corporation's directors, officers, employees and agents as may now or hereafter be permitted by the laws of the State of Delaware.

         i) The foregoing indemnification provisions shall inure to the benefit of all present and future directors, officers, employees and agents of the Corporation and all persons now or hereafter serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, limited liability company, trust or other enterprise and their heirs, executors and administrators, and shall be applicable to all acts or omissions to act of any such persons, whether such acts or omissions to act are alleged to have or actually occurred prior to or subsequent to the adoption of this Article VIII.

         j) Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation. In the absence of fraud:

            i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

            ii) the insurance or other financial arrangement:

                    (1) is not void or voidable; and

                    (2) does not subject any director approving it to personal liability for his action,

even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     Section 8.2 Vested Rights. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation or the Bylaws or of any statute inconsistent with this Article VIII, shall adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such amendment, repeal or adoption of such inconsistent provision.

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






                                   ARTICLE IX

                               AMENDMENT OR REPEAL

     Except as otherwise restricted in the Certificate of Incorporation, the Plan or these Bylaws:

         a) Any provision of these Bylaws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

         b) These Bylaws may also be altered, amended or repealed at a duly convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote. The shareholders may provide by resolution that any Bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.


                                  CERTIFICATION

     The undersigned duly elected Secretary of the Corporation does hereby certify the foregoing Bylaws were adopted and are effective as of October 14, 1998 pursuant to the Plan of Reorganization for the Corporation, as confirmed by the United States Bankruptcy Court for the District of Nevada in Case Nos. 97-20554-GWZ and 97-20555-GWZ, pursuant to Chapter 11 of Title 11 of the United States Code, which Plan provides for the adoption of these Bylaws.



                                          _____________________________________
                                               Thomas A. Lettero, Secretary


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